Index supplement to the prospectus dated April 17, 2026, the prospectus supplement dated April 17, 2026, the product supplement no. 3 - I dated April 17, 2026 and the underlying supplement no. 2 - I dated April 17, 2026 Registration Statement Nos. 333 - 293684 and 333 - 293684 - 01 Dated November 9, 2026 Rule 424(b)(3) NOVEMBER 2026 S&P® Global 100 PR 5% Daily Risk Control 0.5% Deduction Index (USD) ER Hypothetical and Actual Historical Monthly and Annual Returns  Backtested  Actual Year Dec Nov Oct Sep Aug Jul Jun May Apr Mar Feb Jan - 0.22% - 0.80% 0.58% 1996 7.12% 0.31% 0.61% - 2.42% 2.02% - 2.76% 2.43% 2.14% 1.10% 2.17% - 1.05% 0.16% 2.36% 1997 5.98% 1.46% 1.80% 1.55% 0.19% - 4.50% - 0.06% 1.06% - 0.40% 0.40% 1.49% 2.28% 0.73% 1998 4.94% 2.00% 0.74% 1.61% - 1.16% 0.25% - 0.45% 1.38% - 1.09% 0.23% 1.39% - 1.15% 1.17% 1999 - 7.44% - 0.07% - 2.02% - 0.78% - 2.69% 0.87% - 0.92% 0.81% - 0.55% - 1.38% 1.89% - 0.33% - 2.42% 2000 - 7.85% 0.14% 1.39% 0.36% - 2.89% - 1.85% - 0.82% - 0.89% - 0.82% 1.55% - 1.90% - 3.22% 0.94% 2001 - 8.36% - 1.47% 1.08% 1.83% - 2.47% - 0.12% - 2.29% - 1.70% - 0.53% - 1.84% 0.75% - 0.47% - 1.39% 2002 5.88% 1.77% 0.41% 1.12% 0.16% 0.13% 0.37% 0.31% 0.91% 1.80% 0.20% - 0.47% - 0.94% 2003 1.72% 1.04% 1.30% 0.55% 0.07% 0.02% - 1.10% 0.34% 0.08% - 0.50% - 0.91% 0.36% 0.48% 2004 - 0.46% 0.25% 0.75% - 1.19% 0.75% - 0.04% 1.00% - 0.35% 0.21% - 0.96% - 1.15% 1.10% - 0.80% 2005 4.30% 0.75% 0.46% 1.22% 0.24% 0.92% 0.29% - 0.14% - 1.90% 1.35% 0.73% - 0.74% 1.09% 2006 0.73% - 0.60% - 1.42% 0.86% 1.53% - 0.15% - 1.11% - 0.07% 0.64% 2.27% 0.25% - 1.35% - 0.06% 2007 - 11.84% 0.48% - 0.51% - 1.74% - 2.65% - 0.73% - 0.33% - 3.07% - 0.57% 1.29% - 0.23% - 0.43% - 3.92% 2008 2.95% 0.11% 0.78% - 0.15% 0.65% 0.66% 1.71% - 0.21% 1.47% 1.33% 0.81% - 2.01% - 2.16% 2009 0.91% 1.56% - 1.02% 0.86% 1.73% - 0.98% 1.99% - 0.82% - 1.86% - 0.39% 1.09% 0.00% - 1.16% 2010 - 2.48% 0.13% - 0.17% 1.61% - 1.47% - 2.81% - 0.65% - 0.44% - 0.84% 1.31% - 0.48% 0.63% 0.75% 2011 1.93% 0.54% 0.03% - 0.03% 0.65% 0.35% 0.26% 1.33% - 2.47% - 0.56% 0.22% 0.80% 0.85% 2012 5.52% 0.45% 0.68% 1.21% 1.30% - 1.02% 1.37% - 1.12% 0.12% 0.95% 0.32% - 0.30% 1.46% 2013 - 0.91% - 1.47% 0.86% - 0.35% - 0.79% 0.67% - 0.69% 0.20% - 0.01% 0.73% 0.11% 1.53% - 1.63% 2014 - 3.55% - 0.89% - 0.38% 2.40% - 0.73% - 3.75% 0.64% - 1.42% - 0.40% 1.03% - 0.89% 2.11% - 1.19% 2015 0.25% 1.33% 0.14% - 0.42% - 0.02% 0.04% 0.86% - 1.10% 0.13% 0.06% 1.86% - 0.59% - 1.97% 2016 7.46% 0.47% 0.53% 1.38% 0.80% 0.03% 0.84% - 0.25% 0.95% 0.49% 0.59% 1.07% 0.34% 2017 - 4.21% - 2.32% 0.06% - 2.95% 0.25% 0.39% 1.79% - 0.11% - 0.06% 0.14% - 1.13% - 2.51% 2.29% 2018 7.24% 1.62% 0.86% 0.91% 0.94% - 1.39% 0.08% 2.46% - 2.78% 1.32% 0.76% 0.82% 1.51% 2019 2.33% 1.08% 2.18% - 0.78% - 1.25% 1.62% 0.93% 0.72% 0.57% 1.06% - 0.85% - 2.94% 0.08% 2020 5.44% 1.30% - 0.28% 1.70% - 1.37% 0.66% 0.58% 0.58% 0.14% 1.16% 0.69% 0.29% - 0.10% 2021 - 6.35% - 1.31% 1.33% 1.54% - 2.31% - 1.43% 1.91% - 2.22% - 0.16% - 2.27% 0.24% - 0.84% - 0.89% 2022 4.61% 0.88% 2.30% - 0.70% - 1.54% - 0.69% 0.54% 1.34% - 0.22% 0.86% 1.37% - 0.92% 1.36% 2023 4.39% 0.08% 0.83% - 0.75% 0.04% - 0.37% - 0.32% 1.32% 1.79% - 1.02% 0.95% 1.32% 0.47% 2024 2.98% - 0.07% 0.07% 1.39% 1.19% 0.65% 0.89% 1.41% 1.43% - 1.93% - 2.01% - 0.31% 0.30% 2025 1.30% - 0.88% - 0.23% 0.46% 1.03% - 1.42% 1.71% 2.93% - 2.17% - 0.47% 0.44% 2026 Please refer to the “Selected Risks” and “Disclaimer” on the following page. Historical performance measures for the Index represent hypothetical backtested performance using the performance of the Constituent from November 20, 1996 through September 17, 2023 (labeled “Backtested” in the chart above); and actual performance from September 18, 2023 through October 31, 2026 (labeled “Actual” in the chart above). Except as noted above and in the sections entitled “Use of hypothetical backtested returns” at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS.

NOVEMBER 2026 | S&P® Global 100 PR 5% Daily Risk Control 0.5% Deduction Index (USD) ER Selected Risks  The level of the Index reflects a 0.50% per annum index deduction and the deduction of a notional financing cost, both of which are deducted daily.  JPMorgan Chase & Co. is currently one of the companies that make up the underlying index  The Index may not be successful and may not outperform or underperform the underlying index  The Index may not approximate its target volatility  The daily adjustment of the exposure of the Index to the underlying index may cause the Index not to reflect fully any appreciation of the underlying index or to magnify any depreciation of the underlying index  The Index may be significantly uninvested, which will result in a portion of the Index reflecting no return The risks identified above are not exhaustive . You should also review carefully the related “Risk Factors” section in the relevant product supplement and underlying supplement and the “Selected Risk Considerations” in the relevant term sheet or pricing supplement . Disclaimer Important Information The information contained in this document is for discussion purposes only . Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved . All information herein is subject to change without notice, however, J . P . Morgan undertakes no duty to update this information . In the event of any inconsistency between the information presented herein and any otfering documents, the otfering documents shall govern . Use of hypothetical backtested returns Any backtested historical performance information included herein is hypothetical . The constituents and proxy constituents may not have traded together in the manner shown in the hypothetical backtest of the Index included herein, and no representation is being made that the Index will achieve similar performance . There are frequently significant ditferences between hypothetical backtested performance and actual subsequent performance . The use of alternative “proxy” information may create additional ditferences between hypothetical backtested and actual performance and allocations . The results obtained from backtesting information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index . J . P . Morgan provides no assurance or guarantee that investments linked to the Index will operate or would have operated in the past in a manner consistent with these materials . The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations . Alternative simulations, techniques, modeling or assumptions might produce significantly ditferent results and prove to be more appropriate . Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document . HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS . Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suitable for all investors . This material is not a product of J . P . Morgan Research Departments . Copyright © 2026 JPMorgan Chase & Co . All rights reserved . For additional regulatory disclosures, please consult : www . jpmorgan . com/disclosures . Information contained on this website is not incorporated by reference in, and should not be considered part of, this document . This monthly update document replaces and supersedes all prior written materials of this type previously provided with respect to the Index .